Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF U.S. BANCORP

ARTICLE I.

OFFICES

Section 1. Offices.

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II.

STOCKHOLDERS

Section 1. Annual Meeting.

The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of such annual meeting shall be specified in the notice of annual meeting.

The meeting may be adjourned from time to time and place to place until its business is completed.

Section 2. Special Meeting.

(a) Special meetings of stockholders may be called by the Board of Directors or the Chief Executive Officer. The notice of such meeting shall state the purpose of such meeting and no business shall be transacted thereat except as stated in the notice thereof.

(b) A special meeting of stockholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 25% of the voting power of the outstanding stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”) based on the number of outstanding voting shares of the Corporation most recently disclosed prior to the date of the Special Meeting Request by the Corporation in its filings with the Securities and Exchange Commission. A Special Meeting Request to the Secretary shall be signed by each stockholder requesting the special meeting (each, a “Requesting Stockholder”), and shall be accompanied by a notice setting forth the information required by Sections 7(c) and (d) of this Article II (if the special meeting is called for the election of one or more Directors) or Section 8(b) of this Article II (if the special meeting is called for the consideration of any other matter). Requesting Stockholders who collectively hold at least the Requisite Percentage on the date the Special Meeting Request is submitted to the Secretary must (i) continue to hold at least the number of shares of stock set forth in the Special Meeting Request with respect to each such Requesting Stockholder through the date of the special meeting, and (ii) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting, which Ownership Certification shall include the information required by Section 7(c)(B) of this Article II.

(c) A special meeting called pursuant to Section 2(a) or (b) of this Article II shall be held at such place, within or without the State of Delaware and in or near a major city within the United States, and on and at such day and hour or hour as may be fixed by the Board of Directors; provided, however, that the date of any special meeting called pursuant to Section 2(b) of this Article II shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of Section 2(b) of this Article II is received by the Secretary. The day, place and hour of such special meeting shall be set forth in the notice of special meeting. If more than one valid Special Meeting Request is received by the Secretary within a 90-day period, all items of business contained in such Special Meeting Requests may be presented at one special meeting.

(d) Notwithstanding the provisions of Sections 2(b) and (c) of this Article II, a special meeting requested by stockholders pursuant to Section 2(b) of this Article II shall not be held if (i) the Special Meeting Request does not comply with such Section 2(b); (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (v) an annual or special meeting of stockholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; provided, however, that this clause (v) does not apply if a material corporate event relating to the item of business has occurred since the date of such prior annual or special meeting; (vi) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the 12-month period before the Special Meeting Request was received by the Secretary; (vii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary, and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business; or (viii) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the Securities and Exchange Commission or other applicable law. For purposes of this Section 2(d) of Article II, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(e) Any Requesting Stockholder may revoke such stockholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following any such revocation, there are outstanding un-revoked requests from stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, or, if the Ownership Certification does not confirm that the Requesting Stockholders continue to hold the Requisite Percentage, the Corporation need not present such business for a vote at such special meeting.

(f) Business conducted at a special meeting requested by stockholders pursuant to Section 2(b) of this Article II shall be limited to the matters described in the applicable Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any such special meeting requested by stockholders.

Section 3. Notice of Meeting.

Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

Section 4. Quorum; Voting.

Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the voting power of all shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum of all meetings of the stockholders.

If a quorum shall not be present at any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 7 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to fourteenth day before the date the Corporation first mails its notice of meeting for such meeting to the stockholders.

Section 5. Qualification of Voters.

The Board of Directors may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 6. Procedure.

The presiding officer at each meeting of stockholders shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting.

The Board shall appoint one or more inspectors of election to serve at every meeting of the stockholders at which Directors are to be elected.

Section 7. Nomination of Directors.

(a) Only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as Directors. Nominations of persons for election as Directors at a meeting of stockholders called for the purpose of electing Directors may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder in the manner herein provided.

(b) A stockholder may nominate a person for election as a Director pursuant to a Special Meeting Request in accordance with Section 2(b) of this Article II. For a nomination to otherwise be properly made by a stockholder, the stockholder must (i) be a stockholder of record both at the time of giving of notice provided for in this Section 7 of Article II and at the time of the meeting of stockholders called for the purpose of electing Directors and be entitled to vote at such meeting, and (ii) give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not less than (A) with respect to an annual meeting of stockholders, 120 days in advance of the date of the Corporation’s previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made, and (B) with respect to a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to stockholders.

(c) Each such notice shall set forth (A) the name and address of the stockholder who intends to make the nomination and all beneficial owners, if any, on whose behalf the nomination is being made or who may participate in the solicitation of proxies in favor of electing such nominee(s) as a Director, and of the person or persons to be nominated; (B) (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner(s), together with documentary evidence of such ownership, (ii) a brief description, including the amount, value and/or number, of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or such beneficial owner(s) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a sole or shared right to vote or direct the voting of any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of this Section 7 of Article II a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from, or avoid or offset in whole or in part any loss related to, any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation in each case any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other Information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (F) the written consent of each nominee to serve as a Director of the Corporation if so elected, and, for each such nominee, a completed and signed questionnaire, representation and agreement as described in Section 7(d) of this Article II.

(d) To be eligible to be a nominee for election or reelection as a director of the Corporation, an individual must deliver (in accordance with the time periods prescribed for delivery of notice under Section 7(b) of this Article II) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, including but not limited to the policy that such person tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporate Governance Guidelines of the Corporation.

Section 8. Business at Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (iii) in the case of a nomination for Director, properly brought in accordance with the procedures set forth in Section 7 of Article II hereof; or (iv) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting in accordance with the procedures described in the next sentence. For business other than a nomination for Director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not less than 120 days in advance of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made.

(b) Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business and the beneficial owner(s), if any, on whose behalf the proposal is being made or who may participate in the solicitation of proxies in favor of such proposal; (iii) for each of such stockholder and beneficial owner(s), the information required by Section 7(c)(B) of this Article II; (iv) any material interest of the stockholder and beneficial owner(s) in such business; and (v) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the matter been proposed by the Board of Directors.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before an annual meeting by a stockholder unless it is brought in accordance with the procedures set forth in this Section 8 of Article II. The requirements of this Section 8 of Article II shall apply to all stockholder proposals as described above in this Section and shall not be construed to be limited in their application to proposals intended or requested to be included in the Corporation’s proxy statement, including pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

ARTICLE III.

DIRECTORS

Section 1. Number and Election.

The Board of Directors of the Corporation shall consist of such number of Directors as are fixed from time to time by resolution of the Board and within the requirements set forth in the Certificate of Incorporation. Commencing with the 2008 annual meeting of the stockholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting. Directors elected at the 2005 annual meeting of stockholders shall hold office until the 2008 annual meeting of stockholders; directors elected at the 2006 annual meeting of stockholders shall hold office until the 2009 annual meeting of stockholders and directors elected at the 2007 annual meeting of stockholders shall hold office until the 2010 annual meeting of stockholders. In all cases, Directors shall hold office until their respective successors are elected by the stockholders and have qualified.

In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect Directors as may be specified pursuant to Article Fourth of the Corporation’s Restated Certificate of Incorporation, then the provisions of such class or series of stock with respect to their rights shall apply. The number of Directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph. Except as otherwise expressly provided pursuant to Article Fourth of the Corporation’s Restated Certificate of Incorporation, the number of Directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and vacancies among Directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining Directors elected by such class or series, or, if there are no such remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected a Director.

If at any meeting for the election of Directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more Directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding the absence of a quorum of the other class or classes of stock.

Section 2. Vacancies.

Vacancies and newly created directorships resulting from an increase in the number of Directors shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and such Directors so chosen shall hold office until the next election of Directors, and until their successors are elected and qualified.

Section 3. Regular Meetings.

Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 4. Special Meetings.

Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board, the Chief Executive Officer or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 5. Notice of Meetings.

Notice of regular meetings of the Board need not be given.

Notice of every special meeting of the Board shall be given to the Directors at their usual places of business, or at such other addresses as shall have been furnished by them for the purpose. Such notice shall be given at least twelve hours (three hours if meeting is to be conducted by conference telephone) before the meeting by telephone or by being personally delivered, mailed, or electronically delivered. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 6. Quorum.

Except as may be otherwise provided by law or in these Bylaws, the presence of one-third of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

Less than a quorum may adjourn any meeting of the Board from time to time without notice.

Section 7. Participation in Meetings by Conference Telephone.

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8. Powers.

The business, property, and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 9. Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by the Compensation Committee of the Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 10. Committees of the Board.

A majority of the entire Board of Directors may designate one or more standing or temporary committees consisting of one or more Directors. The Board may invest such committees with such powers and authority, subject to the limitations of law and such conditions as it may see fit.

ARTICLE IV.

EXECUTIVE COMMITTEE

Section 1. Election.

At any meeting of the Board, an Executive Committee, composed of the Chairman of the Board, the Chief Executive Officer, and not less than three other members, may be elected by a majority vote of the entire Board to serve until the Board shall otherwise determine. The Chairman of the Board shall be the Chairman of the Executive Committee, unless the Board shall otherwise determine. Members of the Executive Committee shall be members of the Board.

Section 2. Powers.

The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that, unless specifically authorized by the Board of Directors, it shall have no power to (a) elect directors or officers; (b) alter, amend, or repeal these Bylaws or any resolution of the Board of Directors relating to the Executive Committee; (c) appoint any member of the Executive Committee; or (d) take any other action which legally may be taken only by the Board.

Section 3. Rules.

The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally. Any action taken with the written consent of all members of the Executive Committee shall be as valid and effectual as though formally taken at a meeting of said Executive Committee.

Section 4. Vacancies.

Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire board.

ARTICLE V.

OFFICERS

Section 1. Number.

The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a President, one or more Vice Chairmen, such number of Vice Presidents or other officers as the Board may from time to time determine, a Secretary, a Treasurer, and a Controller. The President shall be Chief Executive Officer unless the Board shall determine otherwise. The Chairman of the Board shall preside at all meetings of the Board and stockholders and shall perform such other duties as may be assigned from time to time by the Board. In the absence of the Chairman or if such office shall be vacant, the lead or presiding director shall preside at all meetings of the Board and the President shall preside at all meetings of the stockholders. In the absence of a lead or presiding director, the President shall preside at all meetings of the Board, and in the absence of any of them, any other Board member designated by the Board may preside at all meetings of the stockholders and of the Board. The Board of Directors may appoint or elect a person as a Vice Chairman without regard to whether such person is a member of the Board of Directors.

Section 2. Terms of Office.

All officers, agents, and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors or the appropriate appointing authority and may be removed at any time by such authority with or without cause.

Section 3. Duties.

The officers, agents, and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

Section 1. General.

The Corporation shall indemnify to the full extent permitted by and in the manner permissible under the Delaware General Corporation Law, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person made, or threatened to be made, a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (i) is or was a director, advisory director, or officer of the Corporation or any predecessor of the Corporation, or (ii) is or was a director, advisory director or officer of the Corporation or any predecessor of the Corporation and served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, advisory director, officer, partner, trustee, employee or agent at the request of the Corporation or any predecessor of the Corporation; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, except for a proceeding contemplated by Section 4 of this Article VI, only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Advancement of Expenses.

The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding or threatened proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director, advisory director or officer in his or her capacity as a director, advisory director or officer (and not in any other capacity in which service was or is rendered by such person while a director, advisory director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, advisory director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director, advisory director or officer is not entitled to be indemnified under this Article VI or otherwise.

Section 3. Procedure for Indemnification.

To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, or (ii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if the Disinterested Directors so direct, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement to the action, suit or proceeding for which indemnification is claimed a “Change of Control of the Corporation” as defined in the company’s then-current Stock Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

Section 4. Certain Remedies.

If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 3 of this Article VI has been received by the Corporation, or if a claim under Section 2 of this Article VI is not paid in full by the Corporation within twenty days after a written claim pursuant to Section 2 of this Article VI has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5. Binding Effect.

If a determination shall have been made pursuant to Section 3 of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 4 of this Article VI.

Section 6. Validity of this Article VI.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4 of this Article VI that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

Section 7. Nonexclusivity, etc.

The right to indemnification and the payment of expenses incurred in defending a proceeding or threatened proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI, or adoption of any provision inconsistent herewith, shall in any way diminish or adversely affect the rights of any present or former director, advisory director, officer, employee or agent of the Corporation or any predecessor thereof hereunder in respect of any occurrence or matter arising, or of any claim involving allegations of acts or omissions occurring or arising, prior to any such repeal or modification.

Section 8. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to whom rights to indemnification have been granted as provided in Section 9 of this Article VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 9. Indemnification of Other Persons.

The Corporation may grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the Corporation or any predecessor of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors, advisory directors and officers of the Corporation.

Section 10. Severability.

If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11. Certain Definitions.

For purposes of this Article VI:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any such person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VI.

Section 12. Notices.

Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VII.

STOCK

Section 1. Certificated or Uncertificated Shares.

The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in a person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the Corporation or its agents may reasonably require.

Section 2. Signatures.

The certificates of stock shall be signed by the Chairman, President, or a Vice President and by the Secretary or an Assistant Secretary, provided that if such certificates are signed by a transfer agent or transfer clerk and by a registrar, the signatures of such Chairman, President, Vice President, Secretary, or Assistant Secretary may be facsimiles, engraved, or printed.

Section 3. Replacement.

No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed except upon production of such evidence of such loss, theft, or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, and upon such terms and secured by such surety as the Corporation or its agents may require.

ARTICLE VIII.

MISCELLANEOUS

Section 1. Seal.

The Corporation seal shall bear the name of the Corporation, the date 1929 and the words “Corporate Seal, Delaware”.

Section 2. Fiscal Year.

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

Section 3. Exclusive Forum.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE IX.

AMENDMENTS

Section 1.

These Bylaws, or any of them, may from time to time be supplemented, amended, or repealed (a) by a majority vote of the entire Board of Directors or (b) at any annual or special meeting of the stockholders.

ARTICLE X.

EMERGENCY BYLAW

Section 1. Operative Event.

The Emergency Bylaw provided in this Article X shall be operative during any emergency resulting from an attack on the United States, any nuclear or atomic incident, or other event which creates a state of disaster of sufficient severity to prevent the normal conduct and management of the affairs and business of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Certificate of Incorporation of the Corporation or in the General Corporation Law of Delaware. To the extent not inconsistent with this Emergency Bylaw, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaw shall cease to be operative unless and until another such emergency shall occur.

Section 2. Notice of Meeting.

During any such emergency, any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the meeting, which shall be the head office of the Corporation at the time if feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or electronic delivery, the notice shall be addressed to the Directors at their residences or business addresses, or such other places as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons serving as Directors referred to in Section 3 below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time he may deem necessary.

Section 3. Quorum.

During any such emergency, at any meeting of the Board of Directors, a quorum shall consist of one-third of the number of Directors fixed at the time pursuant to Article III of these Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following Provisions and in the following order of priority:

(a) All Executive Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(b) All Senior Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(c) All Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(d) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

Section 4. Lines of Management Succession.

The Board of Directors, during as well as before any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

Section 5. Office Relocation.

The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

Section 6. Liability.

No officer, director, or employee acting in accordance with this Emergency Bylaw shall be liable except for willful misconduct.

Section 7. Repeal or Amendment.

This Emergency Bylaw shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of this Emergency Bylaw may make any further or different provision that may be practical and necessary for the circumstances of the emergency deems it to be in the best interest of the Corporation to do so.